Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Gartner, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-76711, No. 333-137401 and No. 333-133914) on Form S-3 and the registration statements (No. 33-85926, No. 33-092486, No. 333-77013, No. 333-77015, No. 333-30546, No. 333-91256, No. 333-97557, No. 333-104753, No. 333-120767, and No. 333-127349) on Form S-8 of Gartner, Inc. of our reports dated February 28, 2008, with respect to the consolidated balance sheets of Gartner, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Gartner, Inc.
Our report dated February 28, 2008 on the consolidated financial statements includes an explanatory paragraph which states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” as of January 1, 2006 and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006.
/s/ KPMG LLP
New York, New York
February 28, 2008

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